UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2015

Commission file number 001-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 950-7473

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Introductory Note

On February 27, 2015, Atlas Pipeline Partners, L.P. (the “Partnership”) was acquired by Targa Resources Partners LP (“TRP”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Targa Resources Corp. (“TRC”), TRP, Targa Resources GP LLC, Trident MLP Merger Sub LLC, a subsidiary of TRP (“Merger Sub”), Atlas Energy, L.P. (“Atlas Energy”), the Partnership and the Partnership’s general partner (“Partnership GP”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity and a subsidiary of TRP (the “Merger”). Immediately prior to the effective time of the Merger, Atlas Energy distributed all of the equity interests in Partnership GP to TRC. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Agreement and Plan of Merger, by and among TRC, Trident GP Merger Sub LLC, Atlas Energy and Atlas Energy’s general partner, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2014 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2015, TRP accepted for payment $140,108,000 aggregate principal amount of 6 5⁄8% Senior Notes due 2020 (the “2020 Notes”), $393,498,000 aggregate principal amount of 4 3⁄4% Senior Notes due 2021 (the “2021 Notes”) and $601,888,000 aggregate principal amount of 5 7⁄8% Senior Notes due 2023 (the “2023 Notes”) of the Partnership and Atlas Pipeline Finance Corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”) that were validly tendered (and had not been validly withdrawn) as of 8:00 a.m., New York City time, on February 26, 2015, in accordance with the terms of the Offer to Purchase of Targa Resources Partners LP, dated January 15, 2015, as amended. In connection therewith, (i) the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of May 10, 2013, by and among the Issuers, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), governing the 2021 Notes, became operative, and (ii) the Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture, the “Indentures”) to the Indenture, dated as of February 11, 2013, by and among the Issuers, the Subsidiary Guarantors named therein and the Trustee, governing the 2023 Notes, became operative. The Supplemental Indentures eliminate substantially all of the restrictive covenants and certain events of default applicable to the 2021 Notes and the 2023 Notes that were not accepted for payment. The indenture governing the 2020 Notes remains unchanged.

The foregoing description of the Supplemental Indentures does not purpose to be complete and is qualified in its entirety by reference to the Supplemental Indentures, which are incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 1.02	Termination of Material Definitive Agreement.

The information provided in the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

On February 27, 2015, in connection with the completion of the Merger, the Partnership repaid all amounts outstanding under the Second Amended and Restated Credit Agreement, dated as of August 28, 2014 (as amended, restated, supplemented or otherwise modified), among the Partnership, Wells Fargo Bank, NA, as administrative agent and the lenders party thereto (the “Credit Agreement”). Effective upon such repayment, the Credit Agreement and all related loan documents and security interests were terminated and released and became null and void.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 3.03 to this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

The information provided in the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

On February 27, 2015, the Partnership notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, pursuant to which each common unit representing a limited partnership interest in the Partnership (“Partnership Units”) was converted into the right to receive the Merger Consideration (as defined below). Trading of the Partnership Units on the NYSE was suspended before the opening of trading on March 2, 2015. In addition, on February 27, 2015, the Partnership requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Partnership Units under Section 12(b) of the Securities Exchange Act of 1934, as amended. The NYSE filed the Form 25 with the SEC on March 2, 2015. The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Effective as of the closing of the Merger, each outstanding Partnership Unit (other than units held by the Partnership, TRP or any wholly-owned subsidiary of either one) was converted into the right to receive 0.5846 common units representing limited partnership interests in TRP (“TRP common units” and the “Unit Consideration”), and $1.26 in cash, without interest (the “Cash Consideration” and, together with the Unit Consideration, the “Merger Consideration”).

All outstanding Partnership equity awards, whether vested or unvested, were settled as follows.

•	Each outstanding Partnership phantom unit award held by an employee of Atlas Energy Group, LLC (“AEG”) became fully vested and was cancelled and converted into the right to receive the Merger Consideration in respect of each Partnership Unit underlying the Partnership phantom unit award.

•	Each outstanding Partnership phantom unit award held by an employee of the Partnership who became an employee of TRC following the closing of the Merger was cancelled and converted into the right to receive (1) the Cash Consideration in respect of each Partnership Unit underlying such Partnership phantom unit award and (2) a TRP phantom unit award with respect to a number of TRP common units equal to the product of the Unit Consideration multiplied by the number of Partnership Units underlying such Partnership phantom unit award.

Item 5.01	Changes in Control of Registrant.

The information provided in the Introductory Note and Item 5.02 to this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, TRP will pay a total of approximately $128 million in cash and issue approximately 58.6 million TRP common units to former unitholders and equity award holders of the Partnership, and will reserve approximately 629,231 TRP common units for issuance in respect of the Partnership equity awards replaced by TRP in the Merger. TRP’s source of funds for the Merger Consideration includes TRP common units and the proceeds of certain debt financings consummated by TRP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the officers (other than Patrick J. McDonie, Robert W. Karlovich, III and Gerald R. Shrader) and directors of the Partnership GP prior to the Merger ceased to serve as officers and directors of the Partnership GP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

First Supplemental Indenture, dated as of January 29, 2015, by and among Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee

10.2

Third Supplemental Indenture, dated as of January 29, 2015, by and among Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

March 3, 2015	By:	/s/ Patrick J. McDonie
Patrick J. McDonie
President of the General Partner

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	First Supplemental Indenture, dated as of January 29, 2015, by and among Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee

10.2	Third Supplemental Indenture, dated as of January 29, 2015, by and among Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee